KPMG LLP
Two Manhattan West
375 9th Avenue, 17th Floor
New York, NY 10001

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-289793) on Form N-2 of our report dated February 18, 2026, with respect to the consolidated financial statements of Blue Owl Technology Finance Corp. and the effectiveness of internal control over financial reporting and our report dated February 18, 2026 on the senior securities table.

New York, New York
February 18, 2026